Exhibit 23.2

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-4 of Kitara Holdco Corp. of our report dated November 5, 2014, relating to our audits of the consolidated financial statements of Future Ads LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Irvine, California
November 5, 2014